Exhibit 10.1

STRAIGHT NOTE

$240,000	South El Monte, California	February 22, 2002

For value received, Lee Pharmaceuticals promises to pay Mark DiSalvo or order, at South El Monte, California the sum of TWO HUNDRED AND FORTY THOUSAND DOLLARS, with interest from February 22, 2002, on unpaid principal at the rate of twenty four (24) per cent per annum; principal is payable monthly, commencing on March 20 , 2002, with monthly principal payments of $10,000.  Interest shall be calculated on the basis of the unpaid principal balance daily, based on a 365-day year, actual day month and payable monthly.  Principal and interest shall be payable in lawful money of the United States.  If action were instituted on this note, I promise to pay such sum as the Court may fix as attorney’s fees.  This note is secured by the trademark on the product brand One Step at a Time®, lite’n® Up 50, lite’n® Up 90 and a 2nd Deed of Trust on the property located at 1428 Santa Anita Avenue in So. El Monte, California.

February 21, 2002	RONALD G. LEE
Date	Lee Pharmaceuticals - Ronald G. Lee

February 21, 2002	MICHAEL L. AGRESTI
Date	Lee Pharmaceuticals - Michael L. Agresti